                                  SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or Section
         240.14a-12
                          CHARTER BANCSHARES, INC.
- - -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     0-11(a)(2)  and identify the  filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement  number,
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        ------------------------------------------------------------------------
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

                         CHARTER BANCSHARES, INC.
                         2600 CITADEL PLAZA DRIVE
                           HOUSTON, TEXAS  77008
                              (713) 692-6121


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 27, 1995



To the Shareholders of Charter Bancshares, Inc.:

     The annual meeting of shareholders of Charter Bancshares, Inc., a Texas corporation, will be held at 10:00 a.m., Houston time, on Thursday, April 27, 1995, at the Galleria banking facilities of Charter National Bank-Houston, 5433 Westheimer, Houston, Texas, for the purpose of considering and voting upon the following matters:

     1. Election of Directors - To elect nine directors to hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualified.

     2. Other Business - To transact such other business as may properly come before the meeting or any adjournment thereof.

     As of the date of this notice, management does not know of any such other business to be presented at the meeting.

     Shareholders of record at the close of business on March 1, 1995, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Further information concerning the meeting, the nominees for election as directors and the other matters to be voted upon at the meeting is set forth in the accompanying proxy statement.

                                        By order of the Board of Directors,

                                        /s/ JERRY E. FINGER
                                        -----------------------------------
                                        Jerry E. Finger
                                        Chairman


Houston, Texas
April 7, 1995


      PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE
              ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

                         CHARTER BANCSHARES, INC.
                         2600 CITADEL PLAZA DRIVE
                           HOUSTON, TEXAS  77008
                              (713) 692-6121



                    PROXY STATEMENT FOR ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD APRIL 27, 1995



                              GENERAL MATTERS


     The annual meeting of shareholders of Charter Bancshares, Inc. ("Charter") will be held on April 27, 1995, at the time and place set forth in the foregoing notice. This proxy statement is first being mailed on or about April 7, 1995, to shareholders of record as of the record date of March 1, 1995, accompanied by Charter's 1994 Annual Report to Shareholders for the year ended December 31, 1994.

     The accompanying proxy is solicited by the Board of Directors of Charter, and Charter will bear the cost of solicitation, including charges of brokerage firms and others to forward this proxy material to beneficial owners of Charter stock. All valid proxies received will be voted as specified, but if no directions are made, the proxies will be voted IN FAVOR of the election as directors of the persons listed as nominees herein and at the discretion of the holders of the proxies concerning any other matters which may properly be brought before the meeting. Each share of Common Stock and Preferred Stock is entitled to one vote, and each share of Special Common Stock is entitled to 14 votes. The affirmative vote of the holders of a majority of votes represented at the meeting voting together without distinction as to class is required to elect directors. Proxies may be revoked at any time prior to their exercise.

     Subsidiaries of Charter include CBH, Inc., Charter National Bank-Houston ("Charter-Houston"), Charter National Bank-Colonial ("Charter-Colonial"), University National Bank-Galveston ("University National"), Charter Bank, SSB, Charter Mortgage Company, Charter Venture Group, Inc. ("Charter Venture"), Charter-Houston Securities, Inc. (formally known as Charter Leasing, Inc.), and Charter-Colonial Securities, Inc. Investors Services at Charter Banks ("Investor Services") operates as a consortium of Charter-Houston and Charter-Colonial. Charter and its subsidiaries are from time to time collectively referred to in this proxy statement as the "Company."

                    VOTING STOCK AND PRINCIPAL HOLDERS

     Shareholders of record at the close of business on March 1, 1995, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On March 1, 1995, there were outstanding 14,201 shares of Preferred Stock entitled to one vote per share, 5,773,216 shares of Common Stock entitled to one vote per share (which amount excludes 170,275 shares of treasury stock acquired and held by the Company in partial satisfaction of debts previously contracted for), and 256,421 shares of Special Common Stock entitled to 14 votes per share (representing a total of 3,589,894 votes), or an aggregate total of 9,377,311 votes entitled to be cast together as if a single class at the meeting.

     The table set forth on the following page indicates those persons known to management to be the beneficial owners as of March 1, 1995 of more than 5% of any class of Charter's capital stock. In addition to Charter's Common Stock and Preferred Stock, as of March 1, 1995, shares of Special Common Stock have been issued by Charter in two series, designated as Class B Special Common Stock and Series C Special Common Stock, respectively.

                                                   Amount and nature
                                                     of beneficial     Percent
Title of class    Name and address of beneficial   owner ownership(1)  of class
- - --------------    ------------------------------   ------------------  --------
Common Stock      Jerry E. Finger                    1,556,606(2)(3)(4)  26.96%
                  Managing General Partner
                  Finger Interests Number One, Ltd.
                  2600 Citadel Plaza Drive
                  Houston, Texas  77008

                  NationsBank Corporation            2,532,619(5)        43.87%
                  100 N. Tryon Street
                  Charlotte, North Carolina  28255

Special Common    Jerry E. Finger                      255,691(4)(6)     99.71%
Stock             Managing General Partner
                  Finger Interests Number One, Ltd.
                  2600 Citadel Plaza Drive
                  Houston, Texas  77008

Preferred Stock   Trust for the benefit of the           1,617           11.39%
                  children of Jerry E. Finger
                  c/o Charter National Bank-Houston
                  P.O. Box 4525
                  Houston, Texas  77210-4525

                  Jerry E. Finger                          770(4)(7)      5.42%
                  2600 Citadel Plaza Drive
                  Houston, Texas  77008

                  Robert L. Hilsher                        732            5.15%
                  1105 Martin
                  Houston, Texas  77018

- - ----------

(1) Except as indicated by footnote, these shares are held of record with sole voting and investment power.

(2) For long-term estate planning purposes and pursuant to an agreement of limited partnership executed as of March 9, 1992, all of the shares of Common Stock and Special Common Stock owned by the following persons and entities were contributed to Finger Interests Number One, Ltd. (the "Finger Family Partnership"): (i) Jerry E. Finger, except for 4,686 shares which he owns directly, (ii) his spouse, (iii) various trusts created for the benefit of Mr. Finger's children (the "Finger Children's Trusts"), except for 3,947 shares of Common Stock and 236 shares of Special Common Stock acquired by the Finger Children's Trusts subsequent to formation of the Finger Family Partnership, (iv) a partnership comprised of Mr. Finger and three other trusts created for the benefit of Mr. Finger's children ("JEF Partnership"), (v) one of Mr. Finger's sons, and (vi) 17,640 shares of Common Stock owned by L.R. Jalenak, Jr., an advisory director to the Company's board of directors. All such shares were transferred to the Finger Family Partnership on September 27, 1993, after the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") approved the application of the Finger Family Partnership to become a bank holding company under the Bank Holding Company Act of 1956, as amended. Pursuant to the terms of the Finger Family Partnership's limited partnership agreement, Mr. Finger in his capacity as managing general partner has sole voting and dispositive power over all of the shares of Common Stock and Special Common Stock which are owned by the Finger Family Partnership. Under the terms of such limited partnership agreement, Mr. Finger may resign but cannot be removed as managing general partner. Accordingly, Mr. Finger will make all voting and disposition decisions with respect to the shares of Common Stock and Special Common Stock owned by the Finger Family Partnership, including the voting of such shares at the 1995 annual meeting of shareholders.



(3) Excludes (i) 4,686 shares of Common Stock which Mr. Finger owns directly and (ii) 5,205 shares of Common Stock which Mr. Finger owns indirectly as co-trustee of a trust created for the benefit of one of his brother's children, as to which he has shared voting power
      (collectively referred to herein as the "Non-Partnership Shares"). Also excludes 3,947 shares of Common Stock owned directly by the Finger
      Children's Trusts which were acquired subsequent to formation of the Finger Family Partnership; the percent of such class of Mr. Finger including such excluded shares would be 27.20%.

(4)   As (i) the managing general partner of the Finger Family Partnership and
      (ii) the direct beneficial owner of (A) the Non-Partnership Shares and
      (B) 770 shares of Preferred Stock, initial series, as more fully described in footnote (7) below, Mr. Finger is the holder of record as of March 1, 1995 of shares representing 5,146,941 votes, or 54.89% of the votes eligible to be cast at the meeting; the percent of votes of Mr. Finger including 8,868 votes attributable to the shares of Common
      Stock, Special Common Stock and Preferred Stock of which the Finger
      Children's Trusts are the holders of record as of March 1, 1995, is 54.98%.

(5) NationsBank Corporation, Charlotte, North Carolina ("NationsBank"), owns shares of Common Stock representing in the aggregate 27.01% of the votes eligible to be cast at the meeting. NationsBank operates full-service banks throughout the eastern, southeastern and southwestern regions of the United States and maintains various offices throughout the world.

(6)   Excludes 236 shares of Special Common Stock owned directly by the Finger
      Children's Trusts which were acquired subsequent to formation of the Finger Family Partnership; the percent of such class of Mr. Finger including such excluded shares would be 99.81%.

(7) Includes 298 shares of Preferred Stock owned by a corporation of which Mr. Finger is the controlling shareholder and sole director, but excludes
      1,617 shares of Preferred Stock owned by the Finger Children's Trusts;
      the percent of such class of Mr. Finger including such excluded shares would be 16.81%.


                           ELECTION OF DIRECTORS

     Management of Charter has nominated the nine persons named below for election to the Board of Directors of Charter. Each director elected will hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Charter has no reason to believe that any nominee will be unavailable at the time of election, but if any nominee should not continue to be available for election, discretionary authority may be exercised by the persons named in the accompanying proxy to vote for a substitute. The Investment Agreement dated November 6, 1987, between Charter and NationsBank provides that management of Charter will nominate at least one person designated by NationsBank for election to Charter's Board of Directors for so long as NationsBank owns Charter stock representing more than ten percent of the combined voting power of all classes of Charter stock. Pursuant to the foregoing arrangement, NationsBank has designated Frank L. Gentry as its nominee selection, which selection management supports by renominating
Mr. Gentry as a nominee for election to the Board of Directors.

     The nine nominees are as follows:

                              Principal occupation              Served as
Name of nominee(1)        and other directorships(2)(3)      director since Age
- - -----------------         -----------------------------      -------------- ---
Andrew M. Alexander       President, Weingarten Realty           1984(4)(5)  38
                          Management Company

Donald R. Collins, Ph.D.  Superintendent of Schools, Klein       1975(6)     59
                          Independent School District


(Nominees continued)

                              Principal occupation              Served as
Name of nominee(1)        and other directorships(2)(3)      director since Age
- - -----------------         -----------------------------      --------------  ---
Winston C. Davis          Senior Vice President of Charter       1988        62
                          Vice Chairman of Charter-Houston

Jerry E. Finger           Chairman and Chief Executive Officer   1963(5)     62
                          of Charter

Frank L. Gentry           Executive Vice President,              1987        52
                          NationsBank Corporation

William M. Hatten         Senior Judge,                          1964(5)     81
                          Texas Judicial System

R. Steve Letbetter        President and Chief Operating Officer  1992        46
                          Houston Lighting & Power Co.

Herschel G. Maltz         Chairman and CEO,                      1966(5)     65
                          I.P.S. Systems, Inc.

W. J. Smith, Jr.          Retired, former Chairman, Loan         1989(7)     73
                          Policy Committee, NCNB National Bank
                          of North Carolina

- - ----------

(1) Thomas C. Sooy, Senior Vice President and Chief Credit Officer of Charter, has served as an advisory director of Charter since his appointment by the Board of Directors on January 26, 1989. L. R. Jalenak, Jr., personal investments and management consultant, has served as an advisory director since June 18, 1992. It is anticipated that at its next annual organizational meeting the Board of Directors will reappoint Messrs. Sooy and Jalenak as advisory directors for the ensuing year.

(2) Includes last five years, except for Messrs. Gentry, Letbetter, and Maltz. Immediately prior to being promoted to executive vice president of NationsBank on April 1, 1993, Mr. Gentry served as senior vice resident of NationsBank, a position he had held for more than the five prior years. Immediately prior to being promoted to president and chief operating officer of Houston Lighting & Power Co. on July 1, 1993,
      Mr. Letbetter served as group vice president, a position he had held for more than the five prior years. Mr. Maltz has served as chairman and CEO of I.P.S. Systems, Inc. since its formation in December, 1993. From October 1, 1993 to December, 1993, Mr. Maltz handled personal investments and served as a management consultant. From May 1, 1992 to September 30, 1992, Mr. Maltz served as president and vice chairman of Petrolon Holdings, Inc. Mr. Maltz retired as president and chief executive officer of Century Papers, Inc. on November 15, 1990, a position he had held for more than the five prior years.

(3) Three nominees serve as directors of companies that are reporting companies under the Securities Exchange Act of 1934, as amended.
      Mr. Alexander serves as a director of Weingarten Realty Investors.
      Mr. Maltz serves as a director of Sterling Electronics Corporation.
      Mr. Smith serves as a director of Burroughs & Chapin Company.
      Mr. Letbetter has been nominated for election to the board of directors of Houston Industries, Inc. and Houston Lighting and Power Company in connection with their annual meetings to be held in May, 1995.

(4) Mr. Alexander was appointed to the Board of Directors of Charter on July 28, 1994, to fill a vacancy created by an increase in the number of directors in accordance with Charter's bylaws.

(5) Includes service as a director of Charter-Houston prior to the organization of Charter.

(6) Includes service as a director of Charter-Colonial prior to the organization of Charter.

(7) Mr. Smith presently is president and the sole shareholder of WJS Financial Services, Inc.; in this capacity Mr. Smith acts as an independent consultant to various financial institutions. In connection with his service on Charter's Board of Directors as a nominee originally designated by NationsBank, Mr. Smith is engaged by NationsBank under a retainer arrangement pursuant to which Mr. Smith will advise Charter management, on an ongoing basis and to the extent such advice is sought by Charter management, with respect to various policies and procedures either in place or contemplated by Charter management.


             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Charter has an Executive Committee, an Audit Committee, a Compensation Committee, an Asset Quality Committee, a Stock Appreciation Rights Committee ("SAR Committee") and a Management Incentive Compensation Plan Committee ("MICP Committee"). Charter does not have a standing nominating committee.

     On May 26, 1994, an Executive Committee was formed to exercise, to the extent permitted by the Texas Business Corporation Act, the power and authority of the Board of Directors whenever circumstances or other exigencies require immediate or prompt action between regular or special meeting of the Board of Directors. The Executive Committee met twice during 1994. As of April 7, 1995, the members of the Executive Committee are Messrs. Finger, Gentry, Letbetter and Maltz.

     The primary functions of the Audit Committee are to review the scope and results of audits by Charter's independent auditors and internal auditors. This responsibility requires an ongoing determination that adequate internal controls are in effect and a recommendation annually of an independent accounting firm. This committee met four times during 1994. As of April 7, 1995, the members of the Audit Committee were Dr. Collins, Judge Hatten, Mr. Maltz, who serves as chairman of the committee, and Robert Y. Pagan, who also serves as a director of University National.

     The primary functions of the Asset Quality Committee are to review the general quality of the Company's credit underwriting standards and practices, to monitor the Company's non-performing asset portfolio, and more generally to review current events within the Company's loan and investment portfolios. The Asset Quality Committee met twelve times during 1994. As of April 7, 1995, the members of the Asset Quality Committee were Dr. Collins, Judge Hatten, Mr. Letbetter, Mr. Maltz and Mr. Smith, who serves as chairman of the committee. Mr. Jalenak serves as an advisory member of the Asset Quality Committee.

     The Compensation Committee is responsible for developing a compensation structure that will attract and retain well-trained, productive people who are motivated to achieve Charter's corporate objectives. The Compensation Committee reviews remuneration to management and formulates recommendations to the Board of Directors respecting compensation. The Compensation Committee met three times during 1994. As of April 7, 1995, the members of the Compensation Committee were Dr. Collins and Messrs. Gentry and Maltz, who serves as chairman of such committee. Mr. Finger serves as an ex-officio member of the Compensation Committee. Mr. Jalenak serves as an advisory member of the Compensation Committee.

     The SAR Committee is responsible for administering Charter's Stock Appreciation Rights Plan (the "SAR Plan")(see succeeding section entitled "Executive Compensation--Stock Appreciation Rights Plan"). The SAR Committee met three times during 1994 but took numerous administrative actions by unanimous consent in lieu of meetings in accordance with the bylaws of Charter. The SAR Committee is comprised of the members of the Compensation Committee who are not eligible to participate in the SAR Plan. As of April 7, 1995, the members of the SAR Committee were Dr. Collins and Messrs. Gentry and Maltz, who serves as chairman of such committee. Mr. Finger serves as an ex-officio member of the SAR Committee. Mr. Jalenak serves as an advisory member of the SAR Committee.

     The MICP Committee is responsible for administering the Management Incentive Compensation Plan which was adopted by Charter's Board of Directors in 1991 (see succeeding section entitled "Executive Compensation--Management Incentive Compensation Plan"). The MICP Committee met three times during 1994. The MICP Committee is comprised of the members of the Compensation Committee who are not eligible to participate in the Management Incentive Compensation Plan. As of April 7, 1995, the members of the MICP Committee were Dr. Collins and Messrs. Gentry and Maltz, who serves as chairman of such committee. Mr. Jalenak serves as an advisory member of the MICP Committee.

     During 1994, the Board of Directors held ten meetings. All of the nominees for director attended 75% or more of the meetings of the Board of Directors and of the committees on which they served during 1994.

                              STOCK OWNERSHIP

     The following table indicates the number of shares of Common Stock, Special Common Stock and Preferred Stock held of record as of March 1, 1995, by Charter's director nominees and by its director nominees and officers as a group.


                                            Beneficial ownership information(1)
                       -----------------------------------------------------------------------------------
                                         Percent         Special      Percent                     Percent
                       Common Stock      of class      Common Stock   of class  Preferred Stock   of class
                       ------------      --------      ------------   --------  ---------------   --------
Andrew M. Alexander       1,953             Less than        -           -            -              -
                                               1%

Donald R. Collins, Ph.D.  1,667(2)          Less than        -           -           20            Less than
                                               1%                                                      1%

Winston C. Davis         51,310             Less than        -           -          646               4.55%
                                                1%

Jerry E. Finger       1,566,497(2)(3)(4)      27.13%     255,691(4)(5)   99.71%     770(2)(4)(6)      5.42%

Frank L. Gentry                (7)             (7)              (7)       (7)          (7)             (7)

William M. Hatten        21,101(2)          Less than        -           -          168(2)            1.18%
                                                1%
R. Steve Letbetter            -                 -            -           -            -                 -

Herschel G. Maltz        26,026(8)          Less than        -           -          353(8)            2.49%
                                                1%

W. J. Smith, Jr.              -                 -            -           -            -                 -

All director nomi-
nees, advisory dir-
ectors and officers
as a group (17 per-
sons)(9)(10)          1,777,244              30.78%      255,691         99.71%   1,963              13.82%

- - ----------

(1) Except as indicated by footnote, these shares are held of record with sole voting and investing power.

(2) Does not include the following shares owned by the spouses or children of the following directors and with respect to which such directors disclaim beneficial ownership: (i) Dr. Collins: 46 shares of Common Stock; (ii) Mr.
    Finger: 4,219 shares of Common Stock and 136 shares of Preferred Stock; and
    (iii) Judge Hatten: 2,272 shares of Common Stock and 16 shares of
    Preferred Stock.

(3) Represents shares of Common Stock of which Mr. Finger, individually or as co-trustee, and the Finger Family Partnership are the holders as of March 1, 1995. See the preceding section entitled "Voting Stock and Principal Holders" for information regarding ownership of shares by the Finger Family Partnership and Mr. Finger's power to vote such shares as managing general partner of the Finger Family Partnership.

(4) Does not include the following shares: (i) 3,947 shares of Common
    Stock owned by the Finger Children's Trusts; the percent of class of Mr. Finger including such shares would be 27.20%: (ii) 236 shares of Special Common Stock owned by the Finger Children's Trusts; the percent of class of Mr. Finger including such shares would be 99.80%; and (iii) 1,617 shares of Preferred Stock owned by the Finger Children's Trusts; the percent of series of Mr. Finger including such shares would be 16.81%. Mr. Finger beneficially owns shares representing 5,146,941 votes, or 54.89% of the votes eligible to be cast at the meeting; the percent of the votes of Mr. Finger including 8,868 votes attributable to the shares of Common Stock, Special Common Stock and

                                       6

    Preferred Stock of which the Finger Children's Trusts are the holders of record as of March 1, 1995, is 54.98%. See the preceding section entitled
    "Voting Stock and Principal Holders" for information regarding the ownership of shares of Common Stock by the Finger Family Partnership and Mr. Finger's power to vote such shares as managing general partner of the Finger Family Partnership.

(5) Represents shares of Special Common Stock of which the Finger Family
    Partnership is the record holder as of March 1, 1995. See the preceding section entitled "Voting Stock and Principal Holders" for information regarding the ownership of shares of Special Common Stock by the Finger
    Family Partnership and Mr. Finger's power to vote such shares as managing general partner of the Finger Family Partnership.

(6) Includes 298 shares of Preferred Stock owned by a corporation of which Mr. Finger is the controlling shareholder and sole director.

(7) Mr. Gentry does not own any shares with sole voting and investment power. Mr. Gentry, however, is employed by NationsBank and has been designated by NationsBank as its selection for nomination for election to the Board of Directors of Charter. NationsBank's ownership of Charter capital stock is described in the table and accompanying footnotes included in the preceding section entitled
    "Voting Stock and Principal Holders."

(8) Excludes 1,858 shares of Common Stock and 17 shares of Preferred
    Stock, which Mr. Maltz holds as custodian under the Uniform Gift to Minors Act, with respect to which Mr. Maltz disclaims beneficial ownership.

(9) The total shares of Common Stock, Special Common Stock and Preferred
    Stock beneficially owned by all officers and directors as a group represent 57.15% of the votes eligible to be cast at the meeting.

(10) Footnotes 2 through 8 above are applicable to the indicated group ownership totals.


                            EXECUTIVE OFFICERS

    Charter's executive officers are elected annually by the Board of Directors, each to serve until the next annual organizational meeting or until his successor is elected and qualified, unless such officer shall sooner resign or be removed in accordance with the bylaws of Charter. The names, ages and current position(s) held with Charter for all executive officers are as follows:


Name                         Age  Position
- - ----                         ---  --------
Jerry E. Finger              62   Chairman, President and Chief Executive Officer

William S. Shropshire, Jr.   37   Senior Vice President, Chief Financial Officer and Treasurer

Thomas C. Sooy               48   Senior Vice President, Chief Credit Officer

Winston C. Davis             62   Senior Vice President, Investments

Michael S. Dafferner         47   Senior Vice President, Manager of Community Banking

Marshall R. Holman           46   Senior Vice President, Senior Operations Officer

Jonathan S. Finger           35   Senior Vice President, Asset Management and Investment Products

Michael A. Roy               35   Vice President, General Counsel and Secretary


     Mr. Jerry Finger has been chairman and chief executive officer of Charter for over five years. On December 6, 1994, Mr. Finger was appointed and assumed the additional duties of president of Charter.

     Mr. Shropshire, a certified public accountant, has served as treasurer of Charter for more than five years and as chief financial officer of Charter since April 1990. On December 6, 1994, Mr. Shropshire was promoted to the position of senior vice president of Charter.

     Mr. Sooy has been chairman and chief executive officer of Charter-Colonial for over five years. Since 1991, Mr. Sooy has been principally employed as chief credit officer of Charter's subsidiary banks, with primary responsibility for day-to-day administration of Charter's lending activities. On December 6, 1994, Mr. Sooy was promoted to the position of senior vice president, chief credit officer of Charter.

     Mr. Davis has been principally employed as senior vice president of Charter for over five years, with daily responsibility for managing the Company's investment securities portfolio.

     Since he was hired on February 23, 1993, Mr. Dafferner has principally served as executive vice president, manager of community banking, for Charter-Houston and Charter-Colonial. Prior to joining Charter, Mr. Dafferner was employed as executive vice president of First City Bank-Houston, N.A., a position he held for approximately five years. On December 6, 1994, Mr. Dafferner was promoted to the position of senior vice president, manager of community banking of Charter.

     Mr. Holman, a certified public accountant, has been senior vice president and senior operations officer of Charter and executive vice president and cashier of Charter-Houston for over five years.

     Mr. Jonathan S. Finger has been principally employed as senior vice president and senior trust officer of Charter-Houston's asset management and trust services department since April, 1993. Mr. Finger was hired on May 21, 1990, as vice president, trust and investment services of Charter and as vice president of Charter Venture. On April 22, 1993, Mr. Finger was promoted to senior vice president, asset management and investment products. Prior to joining Charter, Mr. Finger was employed as an associate with Drexel Burnham & Lambert, Inc. Mr. Finger is the son of Jerry E. Finger, chairman, president and chief executive officer of Charter.

     Mr. Roy has been general counsel and secretary of Charter for over five years. On December 6, 1994, Mr. Roy was promoted to the position of vice president of Charter.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1994 the Compensation Committee was comprised of Don Collins, Frank Gentry and Herschel Maltz, each of whom is an outside director of Charter, with Jerry Finger serving as an ex-officio member of the Compensation Committee and L.R. Jalenak serving as advisory member of the Compensation Committee. Mr. Maltz was chairman of the committee during 1994 and continues to hold this position as of the date of this report. This report describes the elements of Charter's executive officer compensation programs and the basis on which 1994 compensation determinations were made by the Compensation Committee regarding the executive officers of Charter, including those officers named in the compensation tables also included in Charter's proxy statement.

     COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. Charter's executive compensation policy is predicated on the fundamental principle that executive compensation should be linked directly to corporate performance and increases in shareholder value, while concurrently ensuring that key employees are motivated and retained. The following objectives have been established by the Compensation Committee as guidelines for compensation decisions:

         - Charter must provide a competitive total compensation package that enables Charter to attract and retain key executives.

         - All of Charter's compensation programs must be integrated with Charter's annual and long-term business objectives so that executives remain focused on the fulfillment of these objectives.

         - Charter's compensation package must include a variable component that directly links compensation with the overall performance of Charter, thereby expressly aligning executive compensation with the interest of shareholders.

     ELEMENTS OF EXECUTIVE COMPENSATION. The Compensation Committee regularly reviews Charter's compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. The various components of the compensation programs for executive officers are discussed below.

     (i) BASE SALARY. Base salary levels are largely determined through comparison with banking organizations of a size similar to Charter.
Both regional and national surveys are utilized to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other banking organizations of a size and complexity similar to

Charter. In referring to national survey data, however, the Compensation Committee has taken into consideration the lower cost of living prevailing in Houston compared to many other major U.S. cities. Actual base salaries also are intended to reflect individual performance contributions as determined through performance evaluations. In addition to individual job performance and the above-referenced market comparisons, other factors may be taken into consideration, such as cost of living increases as well as an individual's perceived potential with Charter. All executive officer base salary levels are considered by the Compensation Committee to be competitive within a necessary and reasonable range.

     It has become the established practice of the Compensation Committee to review and, if deemed appropriate, adjust the base salaries of various executive officers, including Jerry Finger, Tom Sooy, Winston Davis, Mike Dafferner, and Bill Shropshire, on a biennial (every-other-year) basis. Accordingly, the base salaries of Messrs. Finger, Sooy, Davis, Dafferner, and Shropshire were reviewed and adjusted during 1994 since their base salaries were not adjusted in the prior year. Their respective base salary increases were based upon meritorious job performance, cost of living considerations, market comparisons, and increased job responsibilities as a result of the decision not to fill the position vacated by Mark T. Giles, formerly the president of Charter.

     (ii) MANAGEMENT INCENTIVE COMPENSATION PLAN. Charter's officers are eligible to participate in the Management Incentive Compensation Plan which is referred to as the "Incentive Plan" in Charter's proxy statement and described in detail on page 14. The objective of this plan is to create competitive levels of compensation tied directly to the attainment of financial objectives which the Compensation Committee believes are the primary determinants over time of share price. More specifically, the plan is designed to foster a systematic management focus on the corporate goal of consistent and steady earnings growth. The members of the Compensation Committee, all being outside directors of Charter and not eligible to participate in the Incentive Plan, also serve as the MICP Committee which is responsible for administering the Incentive Plan. Mr. Finger, while an ex-officio member of the Compensation Committee, does not serve as either a member or an ex-officio member of the MICP Committee due to his eligibility to participate in the Incentive Plan. Potential awards for executive officers are intended by the Compensation Committee to be consistent with incentive bonuses paid by banking companies of a size similar to that of Charter, provided that actual bonuses remain subject to increase or decrease on the basis of Charter's actual audited performance and at
the discretion of the MICP Committee.   The particular formula pursuant
to which incentive bonus awards for the 1994 performance of Charter were determined for the named executive officers is described in detail in this proxy statement and reference is made to the discussion included on page 14 of Charter's proxy statement. It should be noted, however, that although Charter substantially surpassed its 1994 financial performance objectives and the Compensation Committee therefore was authorized to increase the incentive bonus awards beyond the aggregate maximum amount reflected in the previously established schedule, the Compensation Committee did not do so.

     (iii) STOCK APPRECIATION RIGHTS PLAN. The Compensation Committee believes that those persons who have responsibility for the management and growth of Charter should be provided with a continuing long-term incentive compensation component which correlates to increases or decreases in shareholder value, thus ensuring that the best interests of shareholders and managers of Charter remain closely aligned. The Charter Stock Appreciation Rights Plan is referred to in Charter's proxy statement as the "SAR Plan" and is described in detail on page 14. The members of the Compensation Committee, all being outside directors of Charter and not eligible to participate in the SAR Plan, also serve as the SAR Committee which is responsible for administering the SAR Plan. Jerry Finger also serves as an ex-officio member of the SAR Committee; he does not presently participate in the SAR Plan. In making awards of SAR units to any individual, the SAR Committee makes judgments concerning the ability of such individual to impact the long-term success of Charter, the past success of such individual in advancing the long-term interests of Charter shareholders, and the number of SAR units available under the SAR Plan. In order to broadly introduce the principles upon which the SAR Plan is based to Charter's officers, in 1991 SAR units were awarded to those officers who attained the level of vice president. In 1992, the SAR Committee elected to make individual awards in larger amounts to a smaller number of eligible participants. No individual awards were granted during 1993 or 1994. Following an evaluation of the SAR Plan by a compensation consultant, the Compensation Committee anticipates awarding additional SAR units in 1995 based upon the overall objective of the SAR Plan to more effectively align the compensation of Charter's officers with the interests of shareholders.

     (iv) PROFIT-SHARING PLAN. All full-time employees of Charter and its subsidiary banks, including its executive officers, are eligible to participate in the Profit-Sharing Plan described in Charter's proxy statement on page 15. For 1994 the employer contribution represented approximately 5% of Charter's 1994 net income. Reference is made to the discussion of the plan in Charter's proxy statement and to footnote 5 on page 13 of the proxy statement for the contributions credited to the accounts of the named executive officers included on the Summary Compensation Table.

     1994 COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER. In reviewing the 1994 compensation of Jerry Finger, Charter's chairman and chief executive officer, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers generally, except that at this time Mr. Finger does not participate in the SAR Plan. Mr. Finger's base salary is reviewed on an every-other-year basis and most recently was reviewed and adjusted in October, 1992. Accordingly, his base salary will be evaluated and adjusted in 1995 as necessary to be reasonable and competitive based on published executive compensation surveys. In addition to ensuring that Mr. Finger's base salary is competitive within the banking industry and Charter's peer group, his salary is expected to be increased in 1995 based in part on the additional duties and responsibilities he has recently assumed as president of Charter. His bonus for 1994 performance pursuant to the Incentive Plan was determined after the close of the 1994 fiscal year. In determining such bonus, MICP Committee members were provided data concerning individual compensation history, executive compensation survey data, and comparative information concerning performance. Mr. Finger's 1994 bonus award was paid in recognition of the 47% increase in Charter's net earnings per share (excluding FAS #109 adjusted in 1993); the 15.86% return on average equity; and his involvement in the consummation of five strategic acquisitions. Mr. Finger's performance was considered by the MICP Committee to have surpassed expectations when compared to the performance of competitors and other performance requirements.

                        COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                        Herschel G. Maltz, Chairman
                        Donald R. Collins
                        Jerry E. Finger (ex-officio)
                        Frank L. Gentry
                        L.R. Jalenak, Jr. (advisory)

                       COMPARATIVE PERFORMANCE GRAPH

     The following graph compares the performance of Charter's Common Stock for the five-year period commencing December 31, 1989, to (i) the NASDAQ market composite index ("NASDAQ-US") and (ii) NASDAQ Bank Stocks which are comprised of approximately 650 banks and bank holding companies which trade on either The Nasdaq National Market System or The Nasdaq Small-Cap Market. The graph assumes that a $100 investment was made in Charter Common Stock and each index at December 31, 1989, and that all dividends were reinvested. Also included are the respective investment returns based upon the stock and index values as of the end of each year during such five-year period.

                                 [graph]

              1989       1990         1991           1992          1993        1994
              ----    ----------   ----------     ----------    ----------    -------
Charter       $100    $77.779999   $72.220001     $303.32999    $334.01999    $369.78
NASDAQ-US     $100    $84.919998   $   136.28     $   158.58    $180.92999    $176.91
NASDAQ-Banks  $100    $73.230003   $   120.17     $   174.87    $   199.33    $198.69


Source: NASDAQ



                           EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION INFORMATION. The table set forth on the following page contains certain information for each of the fiscal years indicated with respect to the chief executive officer and the next four most highly compensated executive officers of Charter during the fiscal year ended December 31, 1994:

                          SUMMARY COMPENSATION TABLE

==================================================================================================
                                                                 Long Term
Annual Compensation(1)                                         Compensation
- - --------------------------------------------------------------------------------------------------
                                                              SAR Awards      LTIP        All Other
Name and Principal Position      Year    Salary     Bonus(2)  (Units)(3)    Payouts(4)  Compensation(5)
- - ---------------------------      ----    ------     --------  ----------   -----------  ---------------
Jerry E. Finger                  1994    $286,488   $154,000        -0-      $10,841       $ 8,236
 Chairman, President and CEO     1993     286,488    124,600        -0-       13,526        12,728
                                 1992     267,732    112,700        -0-        4,737        13,111
- - --------------------------------------------------------------------------------------------------
Thomas C. Sooy                   1994    $122,440   $ 33,000        -0-       $  -0-       $ 7,692
 Senior Vice President, Chief    1993     112,000     30,000        -0-          -0-         8,045
 Credit Officer                  1992     112,000     27,400        -0-          -0-         5,437
- - --------------------------------------------------------------------------------------------------
Winston C. Davis                 1994    $123,000    $30,000        -0-       $  -0-       $ 7,760
 Senior Vice President,          1993     123,000     27,000        -0-          -0-         8,147
 Investments                     1992     118,584     26,900        -0-          -0-         7,263
- - --------------------------------------------------------------------------------------------------
Michael S. Dafferner             1994    $120,000    $24,000        -0-       $  -0-        $3,771
 Senior Vice President, Manager  1993     101,846     18,000     11,025          -0-           215
 of Community Banking
- - --------------------------------------------------------------------------------------------------
William S. Shropshire, Jr.       1994     $85,000     $35,000       -0-       $  -0-        $4,926
 Senior Vice President, Chief    1993      85,000      20,500       -0-          -0-         5,452
 Financial Officer and           1992      81,042      19,500     2,205          -0-         4,334
==================================================================================================

(1) Other annual compensation, if any, provided to the named executive officers during 1994, 1993 or 1992 did not exceed the disclosure requirements of the rules promulgated by the SEC.

(2) Amounts indicated in this column represent incentive awards paid to the named executive officers under the Charter Bancshares, Inc. Management Incentive Compensation Plan (See succeeding section entitled "Executive Compensation--Management Incentive Compensation Plan").

(3) Amounts indicated in this column represent stock appreciation rights units ("SAR Units") awarded to the named executive officers under the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan (see succeeding section entitled "Executive Compensation--Stock Appreciation Rights Plan"). With respect to the SAR Units awarded in 1992, the amounts indicated in this column have been adjusted for 5% stock dividends paid on Charter's Common Stock in September, 1993 and October, 1994. In addition to the amounts indicated in this column, in 1991 Messrs. Sooy, Davis, and Shropshire were awarded 6,946, 6,946 and 5,788 SAR Units, respectively, as adjusted for three stock dividends paid on Charter's Common Stock subsequent to issuance of such SAR units.

(4)  As used herein, the term "LTIP" means long-term incentive plan.
     Amounts indicated in this column for Mr. Finger represent earnings on existing account balances under Charter's Deferred Plan that had been accrued as a result of the achievement of profit objectives established under such plan but payment of which was deferred at the election of the named executive officer, but does not include a two contributions of $14,324 each which was made to Mr. Finger's Deferred Plan account as of January 1, 1993 and January 1, 1994, which are more fully discussed in the succeeding section entitled "Executive Compensation--Executive Deferred Compensation Plan" beginning on page 15 of this proxy statement.

                                       12


(5) Amounts indicated in this column for 1994 are derived from the following: (i) employer profit-sharing contributions and 401(k) thrift plan matching employer contributions credited to the respective accounts of Messrs. Finger, Sooy, Davis, Dafferner and Shropshire, as follows:
     $7,864, $7,320, $7,388, $3,409 and $4,609, such amounts, however, (A) do not include trust forfeitures occurring under the terms of the Profit-Sharing Plan but do include trust forfeitures used to fund a portion of the 401(k) thrift plan matching employer contributions and
     (B) do not include earnings on the undistributed balance held pursuant to the Profit-Sharing Plan for the benefit of participants therein or earnings with respect to any 401(k) thrift plan matching employer contributions; and (ii) term life insurance premiums paid by Charter for the benefit of Messrs. Finger, Sooy, Davis, Dafferner and Shropshire, as follows: $372, $372, $372, $362 and $317. Amounts indicated in this column for both 1993 and 1992 are derived from similar employer profit-sharing contributions, 401(k) thrift plan matching employer contributions and term life insurance premiums.


    1994 SAR GRANTS. The SAR Committee did not grant any SAR Units to the named executive officers for the fiscal year-ended December 31, 1994.
The SAR Committee anticipates awarding SAR units during 1995 following the completion of an evaluation of the SAR Plan by an independent compensation consultant.

    1994 SAR EXERCISES AND YEAR-END SAR VALUES. None of the SARs which have been granted to the named executive officers pursuant to the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan have been exercised. Because participants are only entitled to receive a cash settlement upon exercise of any vested SARs under the terms of the SAR Plan based upon the fair value of Charter's Common Stock as determined by the SAR Committee at the time of exercise, there are no securities which underlie the unexercised SARs and, therefore, such information is inapplicable and has been omitted. The following table provides information on the value of unexercised in-the-money SAR Units at December 31, 1994, for those SAR Units which have been granted to the named executive officers pursuant to the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan (see succeeding section "Executive Compensation--Stock Appreciation Rights Plan for a description of the SAR Plan). The in-the-money values for the SAR Units which were granted to the named executive officers in 1991 and 1992 were determined based upon the difference between (i) the exercise prices for such SAR Units of $5.57 and $6.67, respectively (except for an exercise price of $7.04 for the SAR Units which were granted to Mr. Dafferner in 1993) and (ii) the fully diluted book value per share of $7.99 for Charter's Common Stock as of December 31, 1994.


          SAR EXERCISES IN LAST FISCAL YEAR AND FY-END SAR VALUES


      =================================================================
                                              Value of Unexercised
                                                  In-the-Money
                                                  SAR Units at
                                                 Fiscal Year End

               Name                          Exercisable/Unexercisable
      -----------------------------------------------------------------
      Jerry E. Finger (1)                               -
      Thomas C. Sooy                              $10,084/$6,725
      -----------------------------------------------------------------
      Winston C. Davis                            $10,084/$6,725
      -----------------------------------------------------------------
      Michael S. Dafferner                        $2,095/$8,379
      -----------------------------------------------------------------
      William S. Shropshire, Jr.                  $9,569/$7,348
      =================================================================

(1) In light of his substantial stock ownership position in Charter and his service as an ex-officio member on the Stock Appreciation Rights Committee of the Board of Directors, Mr. Finger is not presently eligible to receive SAR Units.

    TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. Pursuant to the terms upon which Mr. Dafferner was hired, in the event that he is terminated prior to March 1, 1998 for any reason other than cause (which covers death, permanent disability or fraud or dishonesty), Mr. Dafferner is entitled to an amount equal to 12 months of his then current base salary, provided, however, that such obligation ceases if Mr. Dafferner obtains full-time employment during such 12 month period. In addition, if he voluntarily resigns or is terminated other than for cause within 12 months following a "change of control," Mr. Dafferner is entitled to a lump sum payment equal to 1.5 times his then current annual base salary, less the value of all vested SAR Units which he has been granted.

    MANAGEMENT INCENTIVE COMPENSATION PLAN. On March 21, 1991, the Board of Directors of Charter adopted the Charter Bancshares, Inc. Management Incentive Compensation Plan (the "Incentive Plan") to assist Charter and its subsidiary banks in attracting, rewarding and retaining well-qualified and productive executive, management and administrative officers. The Incentive Plan reflects the intentions of Charter's Board of Directors to more closely align the compensation of Charter's executive, management and administrative officers to Charter's financial performance and to recognize their contributions to increases in shareholder value. The Incentive Plan became effective for the fiscal year commencing January 1, 1991 and is administered by the MICP Committee, the members of which are not eligible to receive awards under the Incentive Plan. The MICP Committee annually determines the employees who are eligible to participate in the Incentive Plan and the amount of the incentive awards, if any, to be made to eligible participants under the Incentive Plan. In accordance with the terms of the Incentive Plan, the eligible participants are divided into different groups ("Participant Groups") based upon each participant's position within the Charter organization. These Participant Group classifications determine the pro forma amount of each participant's base salary, if any, to be allocated to the incentive pool. Under the terms of the Incentive Plan, no incentive awards may be made with respect to any fiscal year in which either (i) the return on Charter's common shareholders' equity is less than ten percent (10%) or (ii) Charter's consolidated net earnings are less than seventy-five percent (75%) of the consolidated net earnings reflected in the annual consolidated budget approved by the Board of
Directors of Charter.   Assuming each of these conditions is met for a
particular fiscal year, the size of the incentive pool will be determined pursuant to a graduated schedule approved annually by the MICP Committee and the disinterested members of the Board of Directors, which schedule varies the pro forma amount of each participant's base salary allocated to the incentive pool depending upon each participant's Participant Group and the return on Charter's common shareholders' equity (the "Incentive Pool Schedule"). If the return on Charter's common shareholders' equity exceeds the maximum amount reflected in the Incentive Pool Schedule, the MICP Committee may increase the incentive pool, subject to approval by the disinterested members of the Board of Directors. Pursuant to the Incentive Pool Schedule approved by the MICP Committee for 1994 and the 16.93% return on Charter's common shareholder's equity (which for purposes of the Incentive Plan means consolidated net earnings for 1994, less dividends paid on the Preferred Stock in 1994, divided by Charter's common shareholder's equity as of December 31, 1993), the aggregate amount of the incentive pool created and awards made under the terms of the Incentive Plan for 1994 was approximately $577,000 (the "1994 Incentive Pool"). The average percentage amount of the combined base salaries of all participants allocated to the 1994 Incentive Pool was approximately 17%.

    STOCK APPRECIATION RIGHTS PLAN. During 1991, the 1991 Charter Bancshares, Inc. Stock Appreciation Rights Plan (the "SAR Plan") was adopted and approved by the Board of Directors and shareholders of
Charter.   The SAR Plan authorizes the issuance of up to 434,108 SAR
Units as adjusted in accordance with the terms of the SAR Plan for three 5% stock dividends paid on Charter's Common Stock since adoption of the SAR Plan. The Board of Directors believes that the SAR Plan offers a continuing long-term incentive to key executive officers and managers of Charter and its subsidiaries, more closely correlates executive compensation with increases in shareholder value, and should enable Charter to maintain a competitive position to attract and retain key executive and management personnel. The SAR Plan is administered by the SAR Committee, the responsibilities of which include determining the eligible participants under the plan and the quantity, duration and other terms and conditions of the SAR Units, as well as the value of the Common Stock underlying the SAR Units both at the date of grant and the
date of exercise.   On May 16, 1991 and October 1, 1992, respectively,
78,000 SAR Units (the "1991 Units") and 47,500 SAR Units (the "1992 Units") were awarded to eligible participants under the SAR Plan. In addition, 10,000 SAR Units (the "1993 Units") were awarded to Mr. Dafferner in February, 1993 in connection with his hiring. The fair value of the outstanding SAR Units has been fixed by the SAR Committee at $5.57 for the 1991 Units, $6.67 for the 1992 Units and $7.04 for the 1993 Units, such amounts representing the fully diluted book value per share of Charter's Common Stock as of the month end preceding the respective dates of grant. All of the outstanding SAR Units are subject to a five-year vesting schedule with twenty percent vesting on January
1st of each year.   The SAR Units are subject to (i) automatic vesting
upon the occurrence of certain events, including death, disability, a permitted termination of employment, a change in control event, and liquidation of Charter, and (ii) forfeiture upon the occurrence of certain events, including an unpermitted termination of employment. At January 2, 1995, after giving effect to forfeitures of SAR Units under the terms of the SAR Plan and as a result of the stock dividend adjustments described above, there were (i) 55,078 1991 Units outstanding, of which approximately 44,062 1991 Units had fully vested,
(ii) 23,702 1992 Units outstanding, of which 14,222 1992 Units had fully vested, and (iii) 11,025 1993 Units outstanding, of which 4,410 1993 Units had fully vested. At January 2, 1995, 13,796 1991 Units and 16,958 1992 Units had been exercised by certain participants prior to terminating their employment with Charter. At January 2, 1995, 26,726 1991 Units, 13,755 1992 Units and no 1993 Units had been forfeited as a result of an unpermitted event of termination or a permitted event of termination prior to fully vesting. In accordance with generally accepted accounting principles, Charter has recognized a charge to earnings for the fiscal year ended December 31, 1994 with respect to the outstanding SAR Units, based upon the adjusted book value per share of Charter's Common Stock as of December 31, 1994. Charter will continue to reflect charges and credits to earnings for fluctuations in the fair value of Charter's Common Stock subsequent to December 31, 1994.

    PROFIT-SHARING PLAN. Charter and its subsidiary banks participate in a Profit-Sharing Plan ("Plan") that covers all full-time employees, provided that they first must become eligible to participate by serving 1,000 hours of employment within a calendar year. Each subsidiary bank may make contributions based upon net earnings, which amount is allocated among employees based upon salary level and length of service. Vesting begins after three years of employment, with full vesting occurring after seven years or upon death, retirement, or total and permanent disability. Pursuant to an amendment of the Plan during 1987, the foregoing vesting schedule supersedes the prior schedule that provided vesting began after four years, with full vesting to occur after eleven years. Outside directors do not participate in the Plan. For the fiscal year ended December 31, 1994, a contribution of approximately $363,000 was made to the Plan, as compared to $310,000 for the fiscal year ended December 31, 1993.

    During 1987 Charter adopted and incorporated into the Plan a thrift plan qualified pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the thrift plan an employee, after specified periods of service, may contribute up to 10% of his or her base compensation to the thrift plan, with up to 6% of any salary reduction contribution by the employee then being matched a minimum of 15% by Charter or such greater amount as the Board of Directors may, in its discretion, determine. Amounts needed to fund this matching contribution, which as of January 1, 1988 was set at 25% of the employee's contribution, are drawn first from amounts retained in the plan due to employee forfeitures. Accordingly, $10,000 of approximately $78,000 in matching contributions during 1994 were funded from forfeitures with the remaining $68,000 being charged as an expense by Charter or the appropriate subsidiary bank. At December 31, 1994, 198 of 301 full-time eligible employees were participating in the thrift plan.

    EXECUTIVE DEFERRED COMPENSATION PLAN. Effective January 1, 1982, the Board of Directors of Charter established a deferred compensation plan for members of its executive management and selected members of senior management of its subsidiary banks. Contributions were made to the Deferred Plan in the 1982 and 1983 plan years. Since Mr. Finger does not participate in the SAR Plan and his ability to make contributions to the 401(k) thrift plan are limited by applicable law, in order to bring Mr. Finger's total compensation to a level commensurate with his position and performance, the Compensation Committee has authorized two contributions to Mr. Finger's Deferred Plan account of $14,324 effective as of January 1, 1993 and January 1, 1994, respectively, which amount represented five percent of Mr. Finger's 1993 and 1994 base salaries. Except for 1982, 1983, 1993 and 1994, no further contributions have been made to the Deferred Plan. Employer contributions which were made under the Deferred Plan in 1982 have been vested over a five-year period. Contributions under the Deferred Plan for the 1983 plan year have been vested over a four-year period beginning January 1, 1984, with increases in the amounts contributed to be equivalent to the rate of increase in the book value of Charter's Common Stock over such period. Similarly, the contribution to Mr. Finger's Deferred Plan account for the 1993 and 1994 plan year will be vested over a three-year period beginning January 1, 1994 and January 1, 1995, respectively, with increases in the amounts contributed to be equivalent to the rate of increase in the book value of Charter's Common Stock over such period. In the event there is no increase in the book value of Charter's Common Stock over the applicable period, the undistributed balance held under the Deferred Plan earns at a rate equal to Charter's current federal funds borrowing rate. Unless deferred further by an eligible employee, the 1982 Deferred Plan amounts were paid to eligible employees in a lump sum payment in 1988 and were
deductible by Charter at that time.   As of December 31, 1994, the
contributions to the Deferred Plan for plan years 1982 and 1983 and earnings thereon have fully vested and have been distributed to all employee participants, except for Mr. Finger who has elected to defer distribution of his account balance and earnings thereon through December 31, 1995, at which time he may elect to further defer such payment. At December 31, 1994, Mr. Finger had an account balance of approximately $191,000, which includes accrued earnings of approximately $10,800 for 1994.

    DIRECTOR COMPENSATION. Each director who is not also an officer of Charter or NationsBank, or who has been designated by NationsBank as a nominee for election to the Board of Directors, receives compensation for his services as a director in the amount of $850 for each meeting of the board and $400 for any committee of the board which he attends. Mr. Gentry is reimbursed by Charter for his actual out-of-pocket expenses incurred in attending Charter's board meetings.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Except for Mr. Finger who is an ex-officio member of the Compensation Committee (as well as the SAR Committee), no member of the Compensation Committee (or the SAR Committee or MICP Committee) was an officer or employee of Charter or any of its subsidiaries during 1994, or was formerly an officer of Charter or any of its subsidiaries or had any relationship requiring disclosure by Charter pursuant to applicable SEC rules. Mr. Finger's ex-officio status on the Compensation Committee (and the SAR Committee) does not entitle him to vote on matters submitted to a vote of such committees but enables him to provide advice and consultation on compensation matters affecting Charter and its officers and employees.

    During 1994, no executive officer of Charter or any subsidiary served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on Charter's Compensation Committee,
(ii) a director of another entity, one of whose executive officers served on Charter's Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Charter.

                           SHAREHOLDER PROPOSALS

    No shareholder proposals were received from any of Charter's shareholders requesting inclusion in this proxy statement. Proposals of shareholders for presentation at the 1996 annual meeting of shareholders must be received by Charter at the address set forth on the cover page of this proxy statement by January 1, 1996, for consideration for inclusion in the proxy material.

                        TRANSACTIONS WITH MANAGEMENT

    Some of the officers and directors of Charter and their affiliates are customers of its subsidiary banks, Investor Services, Charter Mortgage Company or Charter Venture. Such directors and officers have had transactions in the ordinary course of business with certain of these institutions, including borrowings, all of which were on substantially the same terms and conditions, including interest rates and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or features unfavorable to Charter's subsidiaries. Charter expects to continue to enter into such transactions on similar terms and conditions in the future.

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Charter's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 (collectively, "SEC Forms") with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and ten percent beneficial owners are required under regulations promulgated by the SEC to furnish Charter with copies of all SEC Forms which they file.

    Based solely on information provided to Charter by its directors, executive officers and ten percent beneficial owners, Charter believes that its directors, executive officers and ten percent beneficial owners have complied with all filing requirements applicable to them with respect to transactions occurring during 1994.

                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors has not yet selected an independent certified public accounting firm to audit the consolidated financial statements of Charter and its subsidiaries for the year ending December 31, 1995. Deloitte & Touche has served as independent auditors to Charter since its inception in 1978, as well as to Charter-Houston and Charter-Colonial since 1976. Charter is advised that no member of Deloitte & Touche has any direct financial interest or material indirect financial interest in Charter or any of its subsidiaries or, during the past three years, has had any connection with Charter or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Deloitte & Touche are expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions addressed to them.

                               OTHER BUSINESS

    The management of Charter does not know of any other matters that are likely to be brought before the meeting for action. Should, however, any other matter properly be brought before the meeting, the persons named in the accompanying proxy will vote at their discretion on such matters.

                                       /s/ JERRY E. FINGER
                                       ---------------------------------
                                       JERRY E. FINGER
                                       Chairman
Houston, Texas
April 7, 1995

    Charter has included as part of its 1994 Annual Report to Shareholders enclosed with this proxy statement a copy without exhibits of the annual report of Charter on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission. Copies of the exhibits described in the Form 10-K are available to anyone who was a shareholder of record of Charter as of March 1, 1995, at a charge of $1.00 per page, minimum of $25.00 each. Requests should be directed to: Michael A. Roy, Secretary, Charter Bancshares, Inc., 2600 Citadel Plaza Drive, Suite 600, Houston, Texas 77008.

                           CHARTER BANCSHARES, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR AN ANNUAL MEETING APRIL 27, 1995

PROXY

The undersigned hereby appoints Jerry E. Finger, Winston C. Davis and Michael
A. Roy, or any of them, each with power of substitution, the proxies of the undersigned, to vote the stock of the undersigned, whether Common, Special Common or Preferred Stock, at the annual meeting of shareholders of Charter Bancshares, Inc. to be held April 27, 1995, and at any adjournment thereof as follows:

I  DIRECTORS. To elect as directors the nominees          (change of address)
   listed below.
   Andrew M. Alexander, Donald R. Collins, Winston    __________________________
   C. Davis, Jerry E. Finger, Frank L. Gentry,
   William M. Hatten, R. Steve Letbetter, Herschel    __________________________
   G. Maltz, W. J. Smith, Jr.
                                                      __________________________
II OTHER BUSINESS. To vote in their discretion with
   respect to any other business that may properly    __________________________
   come before the meeting.                           (If you have written in
                                                      the above space, please
                                                      mark the corresponding box
                                                      on the reverse side of
                                                      this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                    SEE REVERSE
                                                                        SIDE

/X/    Please mark your
       votes as in this
       example.


                 FOR  WITHHELD                            FOR  AGAINST  ABSTAIN

1. Election of  / /     / /      2. As such proxies may   / /    / /     / /
   Directors                        in their discretion
   (see reverse)                    determine upon such
                                    other matters as may
                                    properly come before
                                    the meeting.



For, except vote withheld from the
following nominee(s):

__________________________________
                                                  Change
                                                    of         / /
                                                  Address

                                                  Attend
                                                  Meeting      / /


SIGNATURE(S)________________________________________________ DATE______________

SIGNATURE(S)________________________________________________ DATE______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.